Exhibit 99.1
FOR IMMEDIATE RELEASE
---------------------
CONTACT:
Edward J. Lawson, President and Chairman, 21st Century Holding Company
(954) 308-1257 or (954) 581-9993

                      21st CENTURY HOLDING COMPANY REPORTS
             SECOND QUARTER RESULTS WITH EARNINGS OF $0.48 PER SHARE
                             AND REAFFIRMS GUIDANCE

      Lauderdale Lakes, Florida, August 3, 2005 - 21st Century Holding Company (Nasdaq: TCHC), today reported results for the quarter ended June 30, 2005 (see attached tables).

      For the three months ended June 30, 2005, the Company reported net income of $3,023,541, or $0.48 per share on 6,349,182 undiluted shares, versus net income of $3,674,778 or $0.63 per share on 5,794,893 undiluted shares in the same three-month period last year. On a diluted share basis, the Company reported earnings of $0.46 per share, based on 6,620,510 average diluted shares outstanding for the three month period.

      For the six months ended June 30, 2005, the Company reported net income of $8,843,821, or $1.43 per share on 6,171,134 undiluted shares versus net income of $6,598,786 or $1.15 per share on 5,718,104 undiluted shares in the same six month period last year. On a diluted share basis, the Company reported earnings of $1.35 per share, based on 6,550,789 average diluted shares outstanding for the six month period.

      Net premiums earned increased $5.7 million or 34.8% to $21.9 million for the three months ended June 30, 2005, as compared to $16.2 million for the same three-month period last year. Net premium earned increased $12.2 million or 43.0% to $40.7 million for the six months ended June 30, 2005, as compared to $28.5 million for the same six month period last year.

      Total revenues increased $5.9 million or 32.0% to $24.6 million for the three months ended June 30, 2005, as compared to $18.7 million for the same three-month period last year. Total revenues increased $13.1 million or 39.4% to $46.5 million for the six months ended June 30, 2005, as compared to $33.4 million for the same six month period last year.

      Loss and loss adjustment expenses increased by $4.7 million, or 61.6%, to $12.3 million for the three months ended June 30, 2005, as compared to $7.6 million for the same three month period last year. Loss and loss adjustment expenses increased by $5.1 million, or 36.4%, to $19.2 million for the six months ended June 30, 2005, as compared to $14.1 million for the same six month period last year. The loss and loss adjustment expense increase for both the three months and six months ended June 30, 2005 can be primarily attributed to loss development from the four hurricanes that occurred in August and September of 2004.

      For the 2005-2006 hurricane season, the reinsurance treaties will insure us for approximately $212.0 million, with the Company retaining the first $3.0 million of loss and loss adjustment expenses. The treaties have provisions which, for a prepaid premium, will provide an automatic reinstatement of another $212.0 million of loss and loss adjustment expense for a second occurrence, with the Company retaining the first $3.0 million. Unused coverage from the first two events carries forward to events beyond the second, in conjunction with a lowered attachment point as afforded by the Florida Hurricane Catastrophe Fund.

      Edward J. (Ted) Lawson, President and Chairman of the Board, said, "I am pleased with our earned premium and revenue growth to date. I expect these trends to continue through the balance of this year and next. We've now earned $1.43 per share through the first half of this year; therefore, our yearly guidance of $2.75 to $2.80 per share is hereby reaffirmed."

      The Company will hold an investor conference call at 4:30 PM (ET) today, August 3, 2005. Mr. Lawson, Mr. Richard A. Widdicombe, CEO, and Mr. J. Gordon Jennings III, CFO, will discuss the financial results and review the outlook for the Company. Messrs. Lawson, Widdicombe and Jennings invite interested parties to participate in the conference call. Listeners can access the conference call by dialing toll free 888-460-6235. Please call at least five minutes in advance to ensure that you are connected prior to the presentation.

About the Company
      The Company, through its subsidiaries, underwrites standard and non-standard personal automobile insurance, flood insurance, general liability insurance, mobile home insurance and homeowners' property and casualty insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the States of Louisiana, Texas and Alabama for more than 300 classes of business, including special events, as well as homeowners' coverage in the State of Louisiana. The Company also operates as an approved (non-admitted) carrier in the States of Georgia and Kentucky offering the same general liability products. In addition, the Company has underwriting authority and processes claims for third party insurance companies. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

      Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; ability to obtain regulatory approval for applications to underwrite in an additional jurisdiction or for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company and any settlement thereof; risks related to the nature of the Company's business; dependence on investment income and the composition of the Company's investment portfolio; the adequacy of the Company's liability for loss and loss adjustment expense; insurance agents; claims experience; limited experience in the insurance industry; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.
#####

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
                          21st CENTURY HOLDING COMPANY
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                                       Three Months Ended June 30,      Six Months Ended June 30,
Revenue:                                                                  2005            2004            2005            2004
                                                                          ----            ----            ----            ----
     Gross premiums written                                          $ 31,362,908    $ 31,810,045    $ 61,459,952    $ 49,627,771
     Gross premiums ceded                                              (2,053,152)       (473,333)     (4,954,443)       (560,183)
                                                                     ------------    ------------    ------------    ------------

            Net premiums written                                       29,309,756      31,336,712      56,505,509      49,067,588

     Decrease in prepaid reinsurance premiums                          (2,835,083)     (2,327,592)     (5,510,378)     (6,095,744)
     (Increase) in unearned premiums                                   (4,585,523)    (12,770,311)    (10,271,083)    (14,499,217)
                                                                     ------------    ------------    ------------    ------------
            Net change in prepaid reinsurance premiums and             (7,420,606)    (15,097,903)    (15,781,461)    (20,594,961)
                unearned premiums
                                                                     ------------    ------------    ------------    ------------

            Net premiums earned                                        21,889,150      16,238,809      40,724,048      28,472,627
     Finance revenue                                                      937,681         949,164       2,042,211       2,039,984
     Managing general agent fees                                          620,378         539,822       1,252,693         987,180
     Net investment income                                                910,925         773,921       1,803,796       1,302,045
     Net realized investment gains                                        125,510          58,508         285,033         180,427
     Other income                                                         161,913         115,569         404,381         390,705
                                                                     ------------    ------------    ------------    ------------

            Total revenue                                              24,645,557      18,675,793      46,512,162      33,372,968
                                                                     ------------    ------------    ------------    ------------
Expenses:
     Loss and loss adjustment expenses                                 12,308,775       7,618,159      19,218,772      14,092,992
     Operating and underwriting expenses                                2,206,281       1,968,291       3,788,812       3,916,863
     Salaries and wages                                                 1,580,120       1,345,058       3,158,701       2,768,171
     Interest expense                                                     379,787         213,841         809,931         444,922
     Policy acquisition costs, net of amortization                      3,222,441       1,682,440       7,048,042       2,124,168
                                                                     ------------    ------------    ------------    ------------

            Total expenses                                             19,697,404      12,827,789      34,024,258      23,347,116
                                                                     ------------    ------------    ------------    ------------

Income before provision for income tax expense                          4,948,153       5,848,004      12,487,904      10,025,852
Provision for income tax expense                                        1,924,612       2,113,049       4,678,687       3,659,866
                                                                     ------------    ------------    ------------    ------------
            Net income from continuing operations                    $  3,023,541    $  3,734,955    $  7,809,217    $  6,365,986
                                                                     ------------    ------------    ------------    ------------
Discontinued operations:
            Income from discontinued operations
            (including gain on disposal of $1,630,000 and $0,                  --         (98,583)      1,630,000         366,639
             respectively)
Provision for income tax expense                                               --         (38,406)        595,396         133,839
                                                                     ------------    ------------    ------------    ------------
            Income on discontinued operations                                  --         (60,177)      1,034,604         232,800
                                                                     ------------    ------------    ------------    ------------
            Net income                                               $  3,023,541    $  3,674,778    $  8,843,821    $  6,598,786
                                                                     ============    ============    ============    ============
Basic net income per share from continuing operations                $       0.48    $       0.64    $       1.27    $       1.11
Basic net income per share from discontinued operations              $         --    $      (0.01)   $       0.16    $       0.04
                                                                     ------------    ------------    ------------    ------------
Basic net income per share                                           $       0.48    $       0.63    $       1.43    $       1.15
                                                                     ============    ============    ============    ============
Fully diluted net income per share from continuing operations        $       0.46    $       0.61    $       1.19    $       1.05
Fully diluted net income per share from discontinued operations      $         --    $      (0.01)   $       0.16    $       0.03
                                                                     ------------    ------------    ------------    ------------
Fully diluted net income per share                                   $       0.46    $       0.60    $       1.35    $       1.08
                                                                     ============    ============    ============    ============

Weighted average number of common shares outstanding                    6,349,182       5,794,893       6,171,134       5,718,104
                                                                     ============    ============    ============    ============

Weighted average number of common shares outstanding
(assuming dilution)                                                     6,620,510       6,083,916       6,550,789       6,088,098
                                                                     ============    ============    ============    ============

Dividends declared per share                                         $       0.08    $       0.08    $       0.08    $       0.08
                                                                     ============    ============    ============    ============


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                          21st CENTURY HOLDING COMPANY
                               Balance Sheet Data
                                   (Unaudited)

                                                 Period Ending
                                            06/30/05       12/31/04
                                            --------       --------

Total Cash & Investments                  $102,641,735   $ 90,509,879
Total Assets                              $162,308,858   $163,601,372
Unpaid Loss and Loss Adjustment Expense   $ 26,025,816   $ 46,570,679
Total Liabilities                         $126,790,559   $138,624,637
Total Shareholders' Equity                $ 35,518,299   $ 24,976,735

                                Premium Breakout
                                ----------------

Line of Business          06/30/05  06/30/04
----------------          --------  --------
Automobile                  20.9%    23.7%
Homeowners'                 59.8%    61.7%
General Liability           18.8%    12.8%
Mobile Home Owners           0.5%     1.8%
                           -----    -----
Gross Written Premiums     100.0%   100.0%

                                   Loss Ratios
                                   -----------

                       3 Months Ending      6 Months Ending
Line of Business      06/30/05   06/30/04  06/30/05  06/30/04
----------------      --------   --------  --------  --------
Automobile             72.67%     78.73%    63.26%    79.47%
Homeowners'            83.40%     25.88%    47.07%    25.32%
General Liability      20.79%     25.45%    23.04%    22.80%
                       -----      -----     -----     -----
All Lines              66.92%     45.00%    47.19%    47.08%